UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On October 27, 2025, Michael J. Madigan informed Interactive Strength Inc. (the “Company”) of his decision to resign from his position as the Chief Financial Officer of the Company, effective November 14, 2025. Mr. Madigan did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

On October 28, 2025, the Board of Directors (the “Board”) of the Company appointed Caleb Morgret as the Company’s Chief Financial Officer and its principal financial officer and principal accounting officer, effective November 15, 2025.

Caleb Morgret, age 48, Chief Financial Officer

Caleb Morgret combines over 20 years of experience in finance roles across numerous industries and geographies, having spent the first 12 years of his career in investment banking. Previously, he has been involved in five companies in the life sciences and energy industries holding positions including Chief Financial Officer, Head of Infrastructure & Special Situations - Credit Risk and Treasurer. From 2022 to September 2025, Mr. Morgret was the Chief Financial Officer of Centenara Labs AG, a biotechnology company based in Switzerland. From 2020 to 2022, he held leadership positions at Kommunalkredit Austria AG, a European bank that specializes in public, infrastructure and energy finance. From 2018 to 2020, he was the Chief Financial Officer of Lucero Energy and from 2016 to 2018, he was the Chief Financial Officer of White Star Petroleum. Prior to this, he spent time in the energy sector and investment banking, having started his career at J.P. Morgan Securities Ltd. in 2001. Mr. Morgret has also served on the board of directors of various life sciences companies including Endogena Therapeutics Inc, RejuverSen AG and Rejuveron Telomere Therapeutics AG. He has an undergraduate degree from the University of South Carolina and an MBA from Southern Methodist University and is a CFA charterholder.

The Board believes that Mr. Morgret’s scholarship and experience makes him ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Mr. Morgret does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Morgret reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment as Chief Financial Officer, Mr. Morgret and the Company entered into a letter agreement that sets forth the terms and conditions of his employment (the “Employment Agreement”). Pursuant to the Employment Agreement, as compensation for his services as Chief Financial Officer, Mr. Morgret shall receive an annual salary of $300,000 (the “Base Salary”). As additional compensation, Mr. Morgret shall have the opportunity to earn a performance-based bonus of up to 50% of the Base Salary, in accordance with the annual performance bonus plan established by the Company from time to time.

The foregoing descriptions of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer of Employment, dated October 28, 2025, by and between Interactive Strength Inc. and Caleb Morgret

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	October 31, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)